UNANIMOUS WRITTEN CONSENT OF THE

BOARD OF DIRECTORS INTRAMERICA LIFE

INSURANCE COMPANY

To Be Effective as of October 1, 2021

The undersigned, being all of the members of the Board of Directors (the “Board”) of Intramerica Life Insurance Company (the “Company”), signing in counterpart in lieu of any regular or special meeting, hereby consent to the adoption of the following action without a meeting of the Board, and the resolutions set forth below are adopted as if voted upon at a meeting of the Board.

Ratification of Appointment of Officers

WHEREAS, the Operations Review Committee of the Company provided a recommendation to the Board regarding the selection of Principal Officers to serve the Company, effective as of October 1, 2021; and

WHEREAS, the Board has reviewed the recommendation made by the Operations Review Committee of the Company regarding the selection of Principal Officers to serve the Company, effective as of October 1, 2021; and

WHEREAS, the Board deems it to be in the best interest of the Company to approve and ratify the election of the Principal Officers as of October 1, 2021, as recommended by the Company’s Operations Review Committee, and to further approve and ratify the election of other officers, all as set forth below.

BE IT RESOLVED, that the following individuals be, and each hereby are, elected to the office of the Company set forth opposite his or her name, to serve in such capacity until the election and qualification of each respective successor or until the earlier of his or her retirement, resignation, termination, death, or removal from such office:

Principal Officers

Scott Sheefel	President
Steven Lash	Senior Vice President, Chief Financial Officer
Mark Sarlitto	Senior Vice President, General Counsel and Secretary

  Non-Principal Officers

Enrico Treglia	Senior Vice President, Chief Operating Officer
Perry Braun	Senior Vice President, Chief Investment Officer
Robert Buckner	Vice President, Valuation Actuary, Illustration Actuary
Lauren Mak	Vice President, Director of Financial Planning and Analysis
Robert Fahr	Vice President, Controller
Cathleen Manka	Tax Director
Michael Khoury	Claims Officer

UNANIMOUS WRITTEN CONSENT OF THE

BOARD OF DIRECTORS INTRAMERICA LIFE

INSURANCE COMPANY

To Be Effective as of October 1, 2021

Brandie Ray	Claims Officer
Cindy Sumner	Claims Officer
Patricia Harrigan	Assistant Secretary
Jaime Merritt	Assistant Secretary
Craig Mills	Assistant Secretary
Steven Hancock	Chief Information Security Officer
Carol Allen	Chief Compliance Officer

Appointment of Auditors

RESOLVED, that Deloitte & Touche LLP be and hereby is appointed as auditor for the Company and to audit the financial statements of the Company for the fiscal year ending December 31, 2021.

Establishment of an Operations Review Committee

RESOLVED, that the Company shall establish an Operations Review Committee comprised solely of Directors who are not officers or employees of the Company and that the following directors be elected to serve as members of such Operations Review Committee:

John Schreiner

David Overbeeke

John Quinn

Robert Deutsch

Organizational Matters

RESOLVED, that the Secretary of the Company be, and hereby is, authorized and directed to procure all corporate books, books of account and member records required by the statutes of the State of New York or necessary or appropriate in connection with the business of the Company.

UNANIMOUS WRITTEN CONSENT OF THE

BOARD OF DIRECTORS INTRAMERICA LIFE

INSURANCE COMPANY

To Be Effective as of October 1, 2021

RESOLVED, that the Chief Financial Officer of the Company be, and hereby is, authorized to pay all charges and expenses incident to or arising out of the organization of the Company and to reimburse any person who has made any disbursements thereof.

FURTHER RESOLVED, that the fiscal year of the Company shall end on December 31 of each year.

Authorization for Opening and Closing Bank Accounts

RESOLVED, that officers of the Company shall be, and each one of them acting singly herby is, authorized to establish accounts, in the name of the Company with such bank or banks and upon such terms and conditions as such officer may from time to time determine, such accounts to include, but not limited to, investment custodian, cash depository, disbursements, safekeeping, night depositories, or any other account for any other purpose in the ordinary course of business, and the standard form resolution of such bank or banks required for the foregoing purposes and any such form as amended by any officer of the Company is herby adopted.

FURTHER RESOLVED, that officers of the Company be, and each of them acting singly hereby is, authorized to close any account or accounts for investment custodian, cash depository or other banking purposes, utilized by the Company, which such officers deem appropriate, in the name of, and on behalf of, the Company.

FURTHER RESOLVED, that all checks, drafts, notes, bills of exchange or withdrawal of money for whatever purpose and to whomever payable shall bear the signature of any of the President, the Secretary or the Treasurer of the Company (or any of their designees).

FURTHER RESOLVED, that all actions previously taken by any Director or officer of the Company in connection with the transactions contemplated by the foregoing resolutions are hereby authorized, approved, adopted, ratified, and confirmed in all respects.

Approval of Tax Allocation Agreement

RESOLVED, subject to receipt of required regulatory approval, that the Tax Allocation Agreement substantially in the form attached hereto as Exhibit 1 be, and hereby is, approved and adopted, with such changes thereto as may be deemed acceptable and advisable by any officer of the Company.

UNANIMOUS WRITTEN CONSENT OF THE

BOARD OF DIRECTORS INTRAMERICA LIFE

INSURANCE COMPANY

To Be Effective as of October 1, 2021

Approval of the Services Agreement

RESOLVED, subject to receipt of required regulatory approval, that the Services Agreement substantially in the form attached hereto as Exhibit 2 be, and hereby is, approved and adopted, with such changes thereto as may be deemed acceptable and advisable by any officer of the Company.

Authorization for Consent of Service of Process

RESOLVED, that officers of the Company shall be, and each one of them acting alone hereby is, authorized to appoint an agent for service of process for the various jurisdictions in which the Company is licensed, and to do so in the name of the Company and upon such terms and conditions as such officer may from time to time determine appropriate, and the standard form resolution provided by any jurisdiction in which the Company is licensed requesting such consent to service of process required for the foregoing purposes and any such form as amended by any officer of the Company is hereby adopted.

RESOLVED, that any officer is authorized to appoint a party to serve as attorney in fact for the Company pursuant to requests from the various jurisdictions in which the Company is licensed on such forms and pursuant to such resolutions as may be provided to the Company from time to time by the various jurisdictions in which the Company is licensed.

FURTHER RESOLVED, that the form of resolution attached to such service of process requests and requests for appointments of agents for service of process and/or attorneys in fact, provided to the Company from the various jurisdictions in which the Company is licensed, is hereby deemed approved and adopted by the Company, with such changes made thereto as deemed appropriate by officers of the Company.

Approval of Investment Managers

RESOLVED, that the Board hereby authorizes and approves the appointment of Guggenheim Partners Investment Management, LLC as the investment manager and advisor for the Company (“Investment Manager”) to manage the investment portfolio of the Company.

UNANIMOUS WRITTEN CONSENT OF THE

BOARD OF DIRECTORS INTRAMERICA LIFE

INSURANCE COMPANY

To Be Effective as of October 1, 2021

RESOLVED, that the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, the Treasurer and the Controller of the Company, or those acting on his or her behalf and other officers of the Company who are responsible for approval of the Investment Managers (each an “Authorized Person” and collectively, “Authorized Persons”) be, and each of them individually hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to appoint Guggenheim Partners Investment Management, LLC as the Investment Managers for the Company and each is authorized, empowered and directed, in the name and on behalf of the Company, to prepare, negotiate, finalize, execute and deliver the forms, terms and provisions of an Investment Management Agreement (“IMA”), including such modifications, amendments and changes thereto as any Authorized Person shall deem necessary, appropriate or advisable on the advice of counsel, execution and delivery to be conclusive evidence of such approval.

FURTHER RESOLVED, that the Authorized Persons be, and each of them individually hereby is, authorized, empowered and directed, in the name and on behalf of, the Company, to prepare, negotiate and finalize, execute and deliver the forms, terms and provisions of each of the following agreements:

•	Trust Agreements;

•	Powers of Attorney; and

•	Custody Agreements

and all other documents, agreements, instruments, writings and certificates as reasonably necessary to effect the IMA, with such changes thereto as the Authorized Persons shall deem necessary, appropriate or advisable on the advice of counsel, execution and delivery to be conclusive evidence of such approval.

FURTHER RESOLVED, that all actions previously taken by any Director or officer of the Company in connection with the transactions contemplated by the foregoing resolutions are hereby authorized, approved, adopted, ratified, and confirmed in all respects

UNANIMOUS WRITTEN CONSENT OF THE

BOARD OF DIRECTORS INTRAMERICA LIFE

INSURANCE COMPANY

To Be Effective as of October 1, 2021

Approval of Investment Guidelines

RESOLVED, that the Company’s Investment Guidelines substantially in the form as set forth in the Investment Guidelines document attached as Exhibit 3 hereto be, and are hereby, ratified and approved.

RESOLVED, that the respective officers of the Company are, and each of them individually hereby is, authorized and empowered, in the name and on behalf of the Company, to take or cause to be taken any and all such further actions, including, but not limited to, paying such fees and expenses as may be required, all as they in their judgment determine to be necessary, desirable or advisable to carry out the intent and purposes of the foregoing resolutions.

FURTHER RESOLVED, that any and all actions heretofore taken by any officer or director of the Company or representative or agent of the Company in connection with the transactions contemplated in any and all of the foregoing resolutions be, and they hereby are, ratified, confirmed, approved and adopted in all respects by the Company.

Approval of Merger of Intramerica Life Insurance Company into Wilton Reassurance Life Company of New York

WHEREAS, the Boards of each of the Company and Wilton Reassurance Life Company of New York (WRNY) have determined that it is advisable and in the best commercial interest of each of the Company and WRNY to merge the Company with its affiliate WRNY (the “Merger”) with WRNY being the surviving corporation to the Merger; and

RESOLVED, that subject to receipt of all required regulatory approvals, the Merger is hereby approved; and be it

FURTHER RESOLVED, that the Board of Directors of the Company hereby approves the Merger of the Company with and into WRNY with WRNY being the surviving corporation to the Merger, all pursuant to the Agreement and Plan of Merger substantially in the form attached hereto as Exhibit 4, and subject to such changes as officers of the Company shall deem necessary, appropriate or desirable, (the “Merger Agreement”) and all subject to receipt of all required regulatory approvals; and be it

FURTHER RESOLVED, that the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, the Treasurer and the Controller of the Company (the “Authorized Officers”) are hereby authorized, directed and empowered to execute and deliver

UNANIMOUS WRITTEN CONSENT OF THE

BOARD OF DIRECTORS INTRAMERICA LIFE

INSURANCE COMPANY

To Be Effective as of October 1, 2021

all instruments, agreements, and other documents as any such Authorized Officer may deem necessary or appropriate to effect the Merger including, without limitation, the Merger Agreement, subject to such changes as officers of the Company shall deem necessary, appropriate or desirable, and any amendments to the foregoing and any required regulatory filings, the execution of such documents by any Authorized Officer to be conclusive evidence of the approval and ratification thereof by the Company; and be it

FURTHER RESOLVED, that the Authorized Officers are hereby authorized, directed and empowered to take or cause to be taken any and all such further actions, including, without limitation, (i) preparing, negotiating, sealing, executing, acknowledging, filing, delivering and recording all agreements (including policy form amendments), applications, filings, submissions, instruments, certificates, papers and other documents, (ii) incurring and paying all fees, charges, taxes and expenses, (iii) disclosing, verifying, and publishing all applications, reports, resolutions and other information, and (iv) engaging such advisors, counsel or other persons, in each such case, they or any one of them shall in their, his or her judgment determine to be necessary, proper or desirable to carry out the intent and purposes of the foregoing resolutions; and that each Authorized Officer may, by a written direction, authorize any other officer, employee or agent of, or counsel to, the Company to take any and all actions referred to in these resolutions in place of or on behalf of such Authorized Officer, with full power as if such Authorized Officer were taking such action himself or herself; and any such action by any Authorized Officer or properly authorized other person shall conclusively establish their authority therefor and the approval and ratification of the actions so taken.

Director Compensation

RESOLVED, that the compensation for Outside Directors is hereby approved, ratified and adopted as set forth in the email from the Chairman sent to all of the Directors and providing the proposed Outside Director compensation terms;

FURTHER RESOLVED, that for purposes of maintaining confidentiality of the compensation information, the Secretary of the Company is directed to cause the above- referenced email containing Outside Director compensation terms to be maintained by the Company’s Head of Human Resources in a confidential file marked “Intramerica Outside Director Compensation 2021 as approved by the Board of Directors of the Company.”

Signature page follows.

***

UNANIMOUS WRITTEN CONSENT OF THE

BOARD OF DIRECTORS INTRAMERICA LIFE

INSURANCE COMPANY

To Be Effective as of October 1, 2021

SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above and direct that it be filed with the minutes of the Company. This instrument may be executed in one or more counterparts, all of which together shall be one and the same instrument.

/s/ Michael Fleitz	/s/ Robert Deutsch
Michael Fleitz	Robert Deutsch

/s/ Dmitri Ponomarev	/s/ David Overbeeke
Dmitri Ponomarev	David Overbeeke

/s/ Perry Braun	/s/ John Quinn
Perry Braun	John Quinn

/s/ Steven Lash	/s/ John Schreiner
Steven Lash	John Schreiner

/s/ Scott Sheefel
Scott Sheefel

Intramerica UWC BOD – Resolutions